Exhibit 5.1

June 24, 2005

Board of Trustees
Colonial Properties Trust
2101 Sixth Avenue North
Suite 750
Birmingham, Alabama 35202

Ladies and Gentlemen:

     We are acting as counsel to Colonial Properties Trust, an Alabama real estate investment trust (the “Company”), in connection with its registration on Form S-3 (the “Registration Statement”) of 3,500,000 common shares of beneficial interest, par value $.01 per share, of the Company (the “Shares”), which may be issued from time to time in connection with the Company’s Direct Investment Program (the “Program”). This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. § 229.601(b)(5), in connection with the Registration Statement.

     For purposes of this opinion letter, we have examined copies of the following documents (the “Documents”).

1.	An executed copy of the Registration Statement.

2.	The Declaration of Trust of the Company, as amended (the “Declaration of Trust”), as certified by the Secretary of State of the State of Alabama on June 8, 2005, and as certified by the Secretary of the Company as of the date hereof as being complete, accurate and in effect.

3.	The Bylaws of the Company (the “Bylaws”), as certified by the Secretary of the Company as of the date hereof as being complete, accurate and in effect.

4.	Resolutions of the Board of Trustees of the Company adopted on

Board of Trustee
June 23,2005

October 27, 1994, April 27, 1995, April 25, 1996, October 24, 2002 and June 23, 2005 relating to the approval and adoption of the Program and the authorization of the filing with the Securities and Exchange Commission of the Registration Statement and related matters, as certified by the Secretary of the Company as of the date hereof as being complete, accurate and in effect.

5.	Opinion letter, of even date herewith, of Sirote & Permutt, P.C., special counsel to the Company in the State of Alabama.

     In our examination of the aforesaid Documents, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the accuracy and completeness of all of the Documents, the authenticity of all originals of the Documents and the conformity to authentic original documents of all of the Documents submitted to us as copies (including telecopies). We have also assumed that the Shares will not be issued in violation of the ownership limits contained in the Company’s Declaration of Trust. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

     This opinion letter is based as to matters of law solely on the Alabama Real Estate Investment Trust Act of 1995. We express no opinion herein as to any other laws, statutes, ordinances, rules or regulations. As used herein, the term “Alabama Real Estate Investment Trust Act of 1995” includes the statutory provisions contained therein, all applicable provisions of the Alabama Constitution and reported judicial decisions interpreting these laws. In rendering this opinion letter, we are relying, to the extent that the laws of Alabama are relevant (without any independent verification or investigation), upon the opinion letter of Sirote & Permutt, P.C., special counsel to the Company in the State of Alabama, described in paragraph 5 above, with respect to the matters addressed therein.

     Based upon, subject to and limited by the foregoing, we are of the opinion that, when issued and delivered in the manner and on the terms described in the Registration Statement and the Program, the Shares will be validly issued, fully paid, and nonassessable.

     This opinion letter has been prepared for your use in connection with the Registration Statement and speaks as of the date hereof. We assume no obligation to advise you of any changes in the foregoing subsequent to the effective date of the Registration Statement.

Board of Trustee
June 23,2005

     We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the prospectus constituting a part of the Registration Statement. In giving this consent, we do not thereby admit that we are an “expert” within the meaning of the Securities Act of 1933, as amended.

Very truly yours, /s/ HOGAN & HARTSON L.L.P. HOGAN & HARTSON L.L.P.